Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
MGIC INVESTMENT CORPORATION
ARTICLE I. OFFICES
          1.01. Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.
          1.02. Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.
ARTICLE II. SHAREHOLDERS
          2.01. Annual Meeting. The annual meeting of the shareholders (“Annual Meeting”) shall be held on the first Monday in May, at such time or on such other day as may be designated by resolution of the Board of Directors. In fixing a meeting date for any Annual Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment.
          2.02. Purposes of Annual Meeting. At each Annual Meeting, the shareholders shall elect the number of directors equal to the number of directors in the class whose term expires at the time of such Annual Meeting and transact such other business as may properly come before the Annual Meeting in accordance with Section 2.14 of these Bylaws. If the election of directors shall not be held on the date designated herein, or fixed as herein provided, for any Annual Meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders (a “Special Meeting”) as soon thereafter as is practicable.
          2.03. Special Meetings.
          (a) A Special Meeting, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called only by (i) the Board of Directors, (ii) the Chairman of the Board (if a Chairman is elected) or (iii) the President and shall be called by the Chairman of the Board or the President upon the demand, in accordance with this Section 2.03, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

          (b) In order that the corporation may determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than ten days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary of the corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within ten days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder’s notice described in paragraph (a) (ii) of Section 2.14 of these Bylaws.
          (c) In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting must be delivered to the corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the corporation pursuant to paragraph (b) of this Section 2.03), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the corporation’s books, of each shareholder signing such demand and the class and number of shares of the corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within seventy days after the Demand Record Date.
          (d) The corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 2.03, the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined below), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the corporation’s costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as a director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this paragraph (d), the following terms shall have the meanings set forth below:
     (i) “Affiliate” of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.
     (ii) “Participant” shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     (iii) “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.
     (iv) “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.
     (v) “Solicitation” shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.
     (vi) “Soliciting Shareholder” shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following Persons:
     (A) if the number of shareholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.03 is ten or fewer, each shareholder signing any such demand;
     (B) if the number of shareholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.03 is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the corporation of the documents described in paragraph (c) of this Section 2.03 had engaged or intends to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the corporation); or
     (C) any Affiliate of a Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 2.03 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 2.03 from being evaded.
          (e) Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by whichever of the Board of Directors, the Chairman of the Board or the President shall have called such meeting. In the case of any Special Meeting called by the Chairman of the Board or the President upon the demand of shareholders (a “Demand Special Meeting”), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than seventy days after the Meeting Record Date (as defined in Section 2.06 hereof); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within ten days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting are delivered to the corporation (the “Delivery Date”), then such meeting shall be held at 2:00 P.M. local time on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Board of Directors, the Chairman of the Board or the President may consider such factors as it or he deems relevant within the good faith exercise of its or his business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting for the conduct of related business.
          (f) The corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).
          (g) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.
          2.04. Place of Meeting. The Board of Directors, the Chairman of the Board, the President or the Secretary may designate any place, either within or without the State of Wisconsin, as the place of meeting for any Annual Meeting or for any Special Meeting or for any postponement or adjournment thereof. If no designation is made, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin. Any meeting may be adjourned to reconvene at any place designated by vote of the Board of Directors or by the Chairman of the Board, the President or the Secretary.
          2.05. Notice of Meeting. Written or printed notice stating the date, time and place of any Annual Meeting or Special Meeting shall be delivered not less than three days (unless a longer period is required by the Wisconsin Business Corporation Law) nor more than

70 days before the date of such meeting either personally or by mail, by or at the direction of the Chairman of the Board, the President or the Secretary, to each shareholder of record entitled to vote at such meeting and to such other shareholders as required by the Wisconsin Business Corporation Law. In the event of any Demand Special Meeting, such notice shall be sent not more than 45 days after the Delivery Date. If mailed, notice pursuant to this Section 2.05 shall be deemed to be effective when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid. Unless otherwise required by the Wisconsin Business Corporation Law or the articles of incorporation of the corporation, a notice of an Annual Meeting need not include a description of the purpose for which the meeting is called. In the case of any Special Meeting, (a) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (b) in the case of a Demand Special Meeting, the notice of meeting (i) shall describe any business set forth in the statement of purpose of the demands received by the corporation in accordance with Section 2.03 of these Bylaws and (ii) shall contain all of the information required in the notice received by the corporation in accordance with Section 2.14(b) of these Bylaws. If an Annual Meeting or Special Meeting is adjourned to a different date, time or place, the corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new Meeting Record Date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new Meeting Record Date.
          2.06. Fixing of Record Date. The Board of Directors may fix in advance a date not less than 10 days and not more than 70 days prior to the date of any Annual Meeting or Special Meeting as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, such meeting (“Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall not be later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of, and to vote at, the meeting. Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of, and to vote at, any Annual Meeting or Special Meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new Meeting Record Date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The Board of Directors may also fix in advance a date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose. Such record date shall be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation’s shares) or a share dividend is the date on which the Board of Directors authorizes the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.
          2.07. Voting Records. After a Meeting Record Date has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of, and number of shares held by, each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his expense, during the period that it is available for inspection pursuant to this Section 2.07. The corporation shall make the shareholders’ list available at the meeting and any shareholder or his agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at a meeting of shareholders.
          2.08. Quorum and Voting Requirements; Postponements; Adjournments.
          (a) Shares entitled to vote as a separate voting group may take action on a matter at any Annual Meeting or Special Meeting only if a quorum of those shares exists with respect to that matter. If the corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section 2.08. Except as otherwise provided in the articles of incorporation of this corporation or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at any Annual Meeting or Special Meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting, unless a new Meeting Record Date is or must be set for the adjourned meeting. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation of the corporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation of the corporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at any Annual Meeting or Special Meeting at which a quorum is present.
          (b) The Board of Directors acting by resolution may postpone and reschedule any previously scheduled Annual Meeting or Special Meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date. Any Annual Meeting or Special Meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution of shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board or the President or pursuant to a resolution of the Board of Directors. No notice of the time and place of adjourned meetings need be given except as required by the Wisconsin Business Corporation Law. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
          2.09. Conduct of Meetings. The Chairman of the Board, and in his absence, the Vice Chairman of the Board, and in his absence, the President, and in their absence, a Vice President in the order provided under Section 4.08, and in their absence, any person chosen by the shareholders present shall call any Annual Meeting or Special Meeting to order and shall act as chairman of such meeting, and the Secretary of the corporation shall act as secretary of all Annual Meetings and Special Meetings, but in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.
          2.10. Proxies. At all Annual Meetings and Special Meetings, a shareholder entitled to vote may vote in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven months from the date of its signing unless a different period is expressly provided in the appointment form. Unless otherwise provided, a proxy may be revoked any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his proxy does not of itself constitute a revocation. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.
          2.11. Voting of Shares.
          (a) Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at any Annual Meeting or Special Meeting, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Wisconsin Business Corporation Law or the articles of incorporation of the corporation.
          (b) Shares held by another corporation, if a sufficient number of shares entitled to elect a majority of the directors of such other corporation is held directly or indirectly by this corporation, shall not be entitled to vote at any Annual Meeting or Special Meeting, but shares held in a fiduciary capacity may be voted.
          2.12. Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:
          (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

          (b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.
          (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.
          (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.
          (e) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.
          The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.
          2.13. Waiver of Notice by Shareholders. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the articles of incorporation of the corporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the Wisconsin Business Corporation Law (except that the time and place of meeting need not be stated) and be delivered to the corporation for inclusion in the corporate records. A shareholder’s attendance at any Annual Meeting or Special Meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
          2.14. Notice of Shareholder Business and Nomination of Directors.
          (a) Annual Meetings.
     (i) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an Annual Meeting (A) pursuant to the corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.14.
     (ii) For nominations or other business to be properly brought before an Annual Meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.14, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice shall be received by the Secretary of the corporation at the principal offices of the corporation not less than 45 days nor more than 70 days prior to the first annual anniversary of the date set forth in the corporation’s proxy statement for the immediately preceding Annual Meeting as the date on which the corporation first mailed definitive proxy materials for the immediately preceding Annual Meeting (the “Anniversary Date”); provided, however, that in the event that the date for which the Annual Meeting is called is advanced by more than 30 days or delayed by more than 30 days from the first annual anniversary of the immediately preceding Annual Meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 100th day prior to the date of such Annual Meeting and not later of (A) the 75th day prior to the date of such Annual Meeting or (B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made. In no event shall the announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a shareholder notice as described above. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination or introduce the other business (or his duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth: (A) the name and address, as they appear on this corporation’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination or proposal is made; (B) the class and number of shares of the corporation which are beneficially owned by such shareholder or beneficial owner or owners; (C) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or introduce the other business specified in the notice; (D) in the case of any proposed nomination for election or re-election as a director,(I) the name and residence address of the person or persons to be nominated, (II) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder, (III) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and (IV) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected; and

(E) in the case of any other business that such shareholder proposes to bring before the meeting, (I) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these Bylaws, the language of the proposed amendment, (II) such shareholder’s and beneficial owner’s or owners’ reasons for conducting such business at the meeting and (III) any material interest in such business of such shareholder and beneficial owner or owners.
     (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.14 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 45 days prior to the Anniversary Date, a shareholder’s notice required by this Section 2.14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.
          (b) Special Meetings. Only such business shall be conducted at a Special Meeting as shall have been described in the notice of meeting sent to shareholders pursuant to Section 2.05 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who (A) is a shareholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2.14. Any shareholder desiring to nominate persons for election to the Board of Directors at such a Special Meeting shall cause a written notice to be received by the Secretary of the corporation at the principal offices of the corporation not earlier than ninety days prior to such Special Meeting and not later than the close of business on the later of (x) the 60th day prior to such Special Meeting and (y) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such written notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth: (A) the name and address, as they appear on the corporation’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made; (B) the class and number of shares of the corporation which are beneficially owned by such shareholder or beneficial owner or owners; (C) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice; (D) the name and residence address of the person or persons to be nominated; (E) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder; (F) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (G) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected.
          (c) General.
     (i) Only persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to serve as directors. Only such business shall be conducted at an Annual Meeting or Special Meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 2.14. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.14 and, if any proposed nomination or business is not in compliance with this Section 2.14, to declare that such defective proposal shall be disregarded.
     (ii) For purposes of this Section 2.14, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     (iii) Notwithstanding the foregoing provisions of this Section 2.14, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to limit the corporation’s obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.
ARTICLE III. BOARD OF DIRECTORS
          3.01 General Powers; Number and Classification; Vacancy.
          (a) All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.
          (b) The number of directors of the corporation shall be not less than 7 nor more than 17, as determined from time to time by the Board of Directors, divided into three substantially equal classes and designated as Class I, Class II and Class III, respectively. Commencing at a Special Meeting to be held promptly after the adoption of these Bylaws, a class of directors shall be elected to Class I for a term to expire at the 1992 Annual Meeting, a class of directors shall be elected to Class II for a term to expire at the 1993 Annual Meeting and a class of directors shall be elected to Class III for a term to expire at the 1994 Annual Meeting and, in each case, until their successors are duly qualified and elected. At each Annual Meeting thereafter the successors to the class of directors whose term shall expire at the time of Annual Meeting shall be elected to hold office until the third succeeding Annual Meeting, and until their successors are duly qualified and elected or until there is a decrease in the number of directors that takes effect after the expiration of their term.
          (c) Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors, or by a sole remaining director. Any director so elected shall serve until the next election of the class for which such director shall have been chosen and until his successor shall be duly qualified and elected.
     (d) (i) As a condition of being nominated by the Board to stand for election as a director at a meeting of shareholders, a nominee, including a nominee who is an incumbent director, must agree in writing to submit an irrevocable resignation if such nominee does not receive a Majority Vote and the election is not a Contested Election. Such resignation, if so required, shall be promptly tendered following certification of the shareholder vote. A Majority Vote means that when there is a quorum present more than 50% of the votes cast in the election of such director were “for” the election of such director, with votes cast being equal to the total of the votes “for” the election of such director plus the votes “withheld” from the election of such director. A Contested Election shall occur if, at the Determination Date, there are more nominees (whether the nominees have been nominated by the Board of Directors, by one or more shareholders, or by a combination of the Board of Directors and one or more shareholders) than directors to be elected in such election. The Determination Date is (x) the day after the meeting of the Board of Directors in which the Board’s nominees for director are approved, when such meeting occurs after the last day on which a shareholder may propose the nomination of a director for election pursuant to these Bylaws, or (y) the day after the last day on which a shareholder may propose the nomination of a director for election pursuant to these Bylaws, when the last day for such a proposal occurs after the meeting of the Board of Directors in which the Board’s nominees for director are approved, whichever of clause (x) or (y) is applicable.
     (ii) The effectiveness of a resignation contemplated by subsection (d)(i) shall be at such time as it is accepted by the Board of Directors and the resignation shall so specify. Within 90 days after the date of the election that required the director to submit such a resignation, the Board of Directors will determine, based on such factors as the Board deems appropriate, whether such resignation will be accepted or rejected. The Management Development, Nominating and Governance Committee of the Board of Directors (or any successor committee to such Committee’s corporate governance functions) will, in time sufficient to enable the Board to meet such 90-day period, recommend to the Board whether such resignation should be accepted or rejected. If a majority of the members of such Committee (or committee) is required to submit a resignation as a result of an election held within such 90-day period, the other directors who are on the Board who did receive a Majority Vote or who were not standing for election will appoint a Board committee among themselves for purposes of considering the resignations submitted, which committee will recommend to the Board whether to accept or reject such resignations. Each director who is required to submit a resignation for an election held within such 90-day period shall recuse himself from participation in the deliberations, whether by the Board or a committee, on whether such resignation should be accepted or rejected.
     (iii) If a director’s resignation is accepted by the Board of Directors pursuant to this Section 3.01(d), then the Board may fill the resulting vacancy pursuant to the provisions of Section 3.01(c) of these Bylaws or may decrease the size of the Board pursuant to the provisions of Section 3.01(b) of these Bylaws. The preceding sentence does not restrict the Board from decreasing the size of the Board as authorized by Section 180.0805(3) of the Wisconsin Business Corporation Law, including in circumstances in which the director has not in fact submitted the resignation contemplated by Section 3.01(d)(i) of these Bylaws.
     (iv) The Board of Directors will cause the corporation to promptly publicly disclose the Board of Directors’ decision regarding a director’s resignation (including the reason(s) for rejecting the resignation, if applicable).
          3.02. Resignations and Qualifications. A director may resign at any time by delivering written notice which complies with the Wisconsin Business Corporation Law to the Board of Directors, the Chairman of the Board or to the corporation. A director’s resignation is effective when the notice is delivered unless the notice specifies a later effective date. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.
          3.03. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after the Annual Meeting. The place of such regular meeting shall be the same as the place of the Annual Meeting which precedes it, or such other suitable place as may be announced to directors at or before such Annual Meeting. The Board of Directors may provide, by resolution, the date, time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings of the Board of Directors without other notice than such resolution.
          3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President, Secretary or any two directors. The Chairman of the Board, the President or the Secretary may designate any place, either within or without the State of Wisconsin, as the place for holding any such special meeting. If no designation is made, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.
          3.05 Notice; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be given to each director not less than 24 hours prior to the meeting by giving oral, telephonic or written notice to a director communicated in person, or by telegram, facsimile or other form of wire or wireless communication, or not less than 48 hours prior to a meeting by delivering, sending by private carrier or mailing written notice to the business address or such other address as a director shall have designated in writing filed with the Secretary. If mailed, such notice shall be deemed to be effective when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be effective when the telegram addressed as in case of notice by mail is delivered to the telegraph company. If notice is given by private carrier, such notice shall be deemed to be effective when the notice addressed as in case of notice by mail is delivered to the private carrier. Whenever any notice whatever is required to be given to any director of the corporation under the articles of incorporation of the corporation, these Bylaws or any provision of the Wisconsin Business Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the date and time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The corporation shall retain any such waiver as part of its permanent corporate records, but only for so long as such other permanent corporate records are maintained. A director’s attendance at, or participation in, a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice, or waiver of notice, of such meeting.
          3.06. Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law, the articles of incorporation of the corporation or these Bylaws, a majority of the number of directors fixed in Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn any meeting of the Board of Directors or any committee thereof, as the case may be, from time to time without further notice. Except as otherwise provided by the Wisconsin Business Corporation Law, the articles of incorporation or by these Bylaws, a quorum of any committee of the Board of Directors created pursuant to Section 3.12 hereof shall consist of a majority of the number of directors appointed to serve on the committee, but a majority of the members present (though less than a quorum) may adjourn the meeting from time to time without further notice.
          3.07. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Wisconsin Business Corporation Law, the articles of incorporation of this corporation or these Bylaws.
          3.08. Conduct of Meetings. The Chairman of the Board, and in his absence, the Vice Chairman of the Board, and in their absence, the President and in their absence, a Vice President in the order provided under Section 4.08, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

          3.09. Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for, or to delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents, or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.
          3.10. Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation of the corporation, these Bylaws or any provision of the Wisconsin Business Corporation Law to be taken by the Board of Directors (or any committee thereof created pursuant to Section 3.12) at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all members of the Board of Directors or of the committee, as the case may be, then in office. Any such consent action may be signed in separate counterparts and shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.
          3.11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or any committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice that complies with the Wisconsin Business Corporation Law of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.
          3.12. Committees.
     (a) (i) An Executive Committee consisting of three or more members of the Board of Directors be and it hereby is created. The Board of Directors by the affirmative vote of a majority of the number of directors fixed in Section 3.01, shall designate the members of the Executive Committee, one of whom shall be designated by the Board of Directors as Chairman of the Executive Committee. The Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation when the Board of Directors is not in session; provided, however, that the Executive Committee shall have no power or authority to take action on behalf of the Board of Directors to the extent limited in Section 3.12(b) of these Bylaws or the Wisconsin Business Corporation Law. The Board of Directors shall have the power at any time to fill vacancies in, to change the members of, or to dissolve the Executive Committee by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors, or by a sole remaining director.

     (ii) Notice of each meeting of the Executive Committee shall be given to each member thereof in accordance with Section 3.05. The attendance or participation of a committee member at a meeting shall constitute a waiver of required notice to him of such meeting, unless the committee member at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, not the purpose of, any meeting of the Executive Committee need be specified in the notice, or waiver of notice, of such meeting.
     (iii) The act of the majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee, unless the act of a greater number is required by the Wisconsin Business Corporation Law or by the articles incorporation of the corporation or these Bylaws.
     (iv) The Chairman of the Executive Committee, and, in his absence, any member chosen by the members present, shall call meetings of the Executive Committee to order and shall act as chairman of the meeting. The presiding officer may appoint any member or other person present to act as secretary of the meeting. Unless otherwise provided by the Wisconsin Business Corporation Law, the articles of incorporation of the corporation or these Bylaws, the Executive Committee shall fix its own rules governing the conduct of its activities and shall keep and report to the Board of Directors regular minutes of the proceedings of the Executive Committee for subsequent approval by the Board of Directors.
          (b) The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors fixed in Section 3.01 may designate one or more other committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Alternate members of a committee shall take the place of any absent member or members at any meeting of such committee upon request of the Chairman of the Board or the President or upon request of the chairman of such meeting. Each committee (other than the Executive Committee) shall consist of two or more directors elected by, and to serve at the pleasure of, the Board of Directors. A committee may be authorized to exercise the authority of the Board of Directors, except that a committee (including the Executive Committee) may not do any of the following: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any Board committee; (d) amend the articles of incorporation of the corporation; (e) adopt, amend or repeal these Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; and (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors. Unless otherwise provided by the Board of Directors in creating the committee, a committee (including the Executive Committee) may employ counsel, accountants and other consultants to assist it in the exercise of its authority. Notices of committee meetings shall be given to committee members in compliance with Section 3.05. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.
          3.13. Telephonic Meetings. Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these Bylaws, members of the Board of Directors (and any committees thereof created pursuant to Section 3.12) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. If action is to be taken at any meeting held by such means on any of the following: (a) a plan of merger or share exchange; (b) a sale, lease, exchange or other disputation of substantial property or assets of the corporation; (c) a voluntary dissolution or the revocation of voluntary dissolution proceedings; or (d) a filing for bankruptcy, then the identity of each director participating in such meeting must be verified by the disclosure at such meeting by each such director of each such director’s social security number to the secretary of the meeting before a vote may be taken on any of the foregoing matters. For purposes of the preceding clause (b), the phrase “sale, lease, exchange or other disposition of substantial property or assets” shall mean any sale, lease, exchange or other disposition of property or assets of the corporation having a net book value equal to 10% or more of the net book value of the total assets of the corporation on and as of the close of the fiscal year last ended prior to the date of such meeting and as to which financial statements of the corporation have been prepared.
ARTICLE IV. OFFICERS
          4.01. Number. The principal offices of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, as authorized from time to time by the Board of Directors, a Controller, a Secretary and a Treasurer and such other officers and agents as the Board of Directors may from time to time determine necessary, each of whom shall be chosen by the Board of Directors. The Board of Directors may also from time to time elect or appoint a Vice Chairman of the Board. The Board of Directors may also authorize any duly authorized officer to appoint one or more officers or assistant officers. Any number of offices may be held by the same person.
          4.02. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after each Annual Meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly chosen or until his prior death, resignation or removal.

          4.03. Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors or these Bylaws, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The election or appointment of an officer does not of itself create contract rights.
          4.04. Resignations and Vacancies.
          (a) An officer may resign at any time by delivering notice to the corporation that complies with the Wisconsin Business Corporation Law. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.
          (b) A vacancy in the office of Chairman of the Board, President, Secretary or Treasurer shall be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any other office may also be filled by the Board of Directors, should it deem it necessary to do so. If a resignation of an officer is effective at a later date as contemplated by this Section 4.04, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor may not take office until the effective date.
          4.05. Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the corporation and shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. Subject to the control of the Board of Directors, the Chairman of the Board shall, in general, supervise and control the business and affairs of the corporation. He shall also in general perform such other duties as may be assigned herein and as may be assigned or delegated by the Board of Directors from time to time. The Chairman shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint and remove such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation and to delegate authority to them. The Chairman shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize the President, any Executive Vice President or any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead.
          4.06. Vice Chairman of the Board. The Vice Chairman of the Board, if one shall be elected or appointed, shall in the absence of the Chairman of the Board, perform the duties and functions of the Chairman of the Board insofar as such duties relate to presiding at meetings of shareholders and the Board of Directors. He shall also in general perform such other duties and functions as may be delegated or assigned to him by the Board of Directors or the Chairman of the Board.
          4.07. President. The President shall be the Chief Operating Officer of the corporation. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors and as may be limited by the Chief Executive Officer, to appoint and remove such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation and to delegate authority to them. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Executive Vice President or any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall perform all duties incident to the office of President and Chief Operating Officer and such other duties as may be assigned or delegated by the Chief Executive Officer from time to time.
          4.08. The Vice Presidents. The Board of Directors shall elect one or more Vice Presidents as it shall deem necessary for the carrying out of the corporation’s business, some of whom may be designated as Executive Vice Presidents and some of whom may be designated as Senior Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, giving priority to any Executive Vice Presidents, and then to any Senior Vice Presidents (in the order of their respective priorities), but otherwise in the order designated by the Board of Directors or in the absence of any such designation, then in order of choosing) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President shall perform such duties and have such authority, as, from time to time, may be delegated or assigned to him by the President, or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence as to third parties of his authority to act in the stead of the President.
          4.09. The Secretary. The Secretary shall: (a) keep the minutes of the Annual Meetings and Special Meetings and other meetings of the Board of Directors in one or more books provided for that purpose (including records of consent actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by the Wisconsin Business Corporation Law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain a record of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares, if any, and showing the number and class or series of shares, if any, held by each shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President, any Vice President or the Board of Directors.
          4.10. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President, any Vice President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
          4.11. Controller. Subject to the control and supervision of the Board of Directors, the Controller shall have charge of the books of account of the corporation and maintain appropriate accounting records and he shall perform such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the Board of Directors, the President or the Vice President responsible for financial matters.
          4.12. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President, any Vice President or the Board of Directors.
          4.13. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.
          4.14. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or, except in the case of the Chairman of the Board, the Vice Chairman of the Board, President or any Executive Vice President, by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.
ARTICLE V. CONTRACTS, LOANS, CHECKS
AND DEPOSITS; SPECIAL CORPORATE ACTS
          5.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or any Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.
          5.02. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.
          5.03. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.
          5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.
          5.05. Voting of Securities Owned by the Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock or other securities issued by any other corporation and owned or controlled by the corporation may be voted at any meeting of security holders of such other corporation by the President or by any Vice President who may be present. Whenever, in the judgment of the President or of any Vice President, it is desirable for the corporation to execute a proxy or written consent in respect to any share or shares of stock or other securities issued by any other corporation and owned by the corporation, such proxy or consent shall be executed in the name of the corporation by the President or by any one of the Vice Presidents and, if required, should be attested by the Secretary or an Assistant Secretary under the corporate seal without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the corporation the same as such share or shares might be voted by the corporation.
          5.06. No Nominee Procedures. The corporation has not established, and nothing in these Bylaws shall be deemed to establish, any procedure by which a beneficial owner of the corporation’s shares that are registered in the name of a nominee is recognized by the corporation as the shareholder under Section 180.0723 of the Wisconsin Business Corporation Law.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER
          6.01. Certificates for Shares. Certificates representing shares of the corporation shall be in such form consistent with the Wisconsin Business Corporation Law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be registered upon the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.06.
          6.02. Facsimile Signature and Seal. The seal of the corporation on any certificates for shares may be a facsimile. The signatures of the President or Vice President and the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is manually countersigned (a) by a transfer agent other than the corporation or its employee, or (b) by a registrar other than the corporation or its employee.
          6.03. Signature by Former Officers. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued. If any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, has ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.
          6.04. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed under the authority of the Board of Directors.
          6.05. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.
          6.06. Lost, Destroyed or Stolen Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the person requesting such new certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
          6.07. Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. The corporation may place in escrow shares issued in whole or in part for a contract for future services or benefits, a promissory note, or other property to be issued in the future, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respects of the shares against their purchase price, until the services are performed, the benefits or property are received or the promissory note is paid. If the services are not performed, the benefits or property are not received or the promissory note is not paid, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.
          6.08. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statues of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.
ARTICLE VII. SEAL
          7.01. The Board of Directions shall provide a corporate seal for the corporation which shall be circular in form and shall have inscribed thereon the name of the corporation, and the state of incorporation and the words, “Corporate Seal.”
ARTICLE VIII. INDEMNIFICATION
          8.01. Certain Definitions; Rules of Construction.
          (a) All capitalized terms used in this Article VIII and not otherwise hereinafter defined in this Section 8.01 shall have the meaning set forth in Section 180.0850 of the Statute. The following terms (including any plural forms thereof) used in this Article VIII shall be defined as follows:
     (i) “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

     (ii) “Authority” shall mean the person that determines the rights of a Director or Officer pursuant to Section 8.04.
     (iii) “Board” shall mean the entire then elected and serving Board of Directors of the Corporation, including all members thereof who are Parties to the subject Proceeding or any related Proceeding.
     (iv) “Breach of Duty” shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with this Article VIII, to constitute conduct under Section 180.0851(2)(a) 1, 2, 3 or 4 of the Statute.
     (v) “Corporation” as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this corporation, including, without limitation, any successor corporation or entity to this corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this corporation.
     (vi) “Director or Officer” shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VIII, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, member, trustee, member of any governing or decision-making committee, manager, employee or agent of an Affiliate shall be so serving at the request of the Corporation.
     (vii) “Disinterested Quorum” shall mean (A) a quorum of the Board consisting of directors who are not Parties to the subject Proceeding or any related Proceeding or (B) if the quorum described in clause (A) cannot be obtained, a committee duly appointed by the Board and consisting solely of two or more directors who are not Parties to the subject Proceeding or any related Proceeding, provided that directors who are Parties to the subject Proceeding or a related Proceeding may participate in the designation of members of the committee.
     (viii) “Expenses” shall mean and include fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a Proceeding.
     (ix) “Party” shall mean an individual who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding.
     (x) “Proceeding” shall have the meaning set forth in the Statute; provided, that, in accordance with Section 180.0859 of the Statute and for purposes of this Article VIII, the term “Proceeding” shall also include all Proceedings (A) brought before an Authority or otherwise to enforce rights hereunder, including a Proceeding brought by a Director or Officer and a Proceeding brought by the Corporation to recover an advancement of Expenses under an agreement furnished pursuant to Section 8.05(a)(ii); (B) involving any appeal from a Proceeding; and (C) in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that any such Proceeding under this clause (C) must be authorized by a majority vote of a Disinterested Quorum. For the avoidance of doubt, “Proceeding” shall include all Proceedings brought under (in whole or in part) the Securities Act of 1933, as amended, the Exchange Act, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing.
     (xi) “Statute” shall mean Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment.
     (xii) “Witness Period” means the period beginning at the time at which a Director or Officer reasonably expects to be a witness in a Proceeding because he or she is a Director or Officer and continuing until the earlier of (A) the time, if ever, at which such Director or Officer becomes a Party to such Proceeding or (B) the time, if ever, at which such Director or Officer should no longer reasonably expect to be a witness in such Proceeding.
          (b) As used in this Article VIII:
     (i) The phrase “because he or she is a Director or Officer” shall include circumstances in which the Director or Officer is a Party (or, during the Witness Period, may be a witness) on account of his or her conduct (or status) as a Director, Officer or employee of the Corporation or employee of a subsidiary of the Corporation.
     (ii) When a Proceeding is a foreign, federal, state or local government proceeding threatened by an agency, instrumentality or other person on behalf of such government to enforce laws or regulations within its enforcement jurisdiction or to investigate whether such laws or regulations were violated (collectively, a “government initiator”), a Director or Officer shall not be deemed to be threatened to be made a named defendant or respondent in such Proceeding until the time, if ever, at which such Director or Officer (directly or though his or her counsel) is notified in writing by a representative of the government initiator that such Director or Officer is the target of the government initiator’s investigation, that the government initiator intends to make such Director or Officer a named defendant or respondent in such proceeding, or the government initiator provides similar formal notification that the Director or Officer may be made a named defendant or respondent in such proceeding. It is understood that if, prior to the commencement of such proceeding, there is no such formal notification, then such notification shall be deemed to have occurred at the time at which the proceeding is commenced.
     (iii) If a Proceeding is only an investigative proceeding by a government initiator (as such term is defined in subsection (b)(ii)), then no Director or Officer shall be deemed to be a Party thereto even if the authorization to conduct the investigation names the Director or Officer by position or otherwise.
     (iv) The phrase “Disinterested Quorum cannot be obtained” shall mean that (A) on the day an indemnification request is received by the Company pursuant to Section 8.03(a), a Disinterested Quorum is not possible because there are not at least two directors who are not Parties to the subject Proceeding or any related Proceeding on such day, and (B) within the 30-day period specified in Section 8.03(a), a Disinterested Quorum does not determine whether the Director or Officer requesting indemnification engaged in conduct constituting a Breach of Duty.
          8.02. Mandatory Indemnification. To the fullest extent permitted or required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer. Such obligation to indemnify shall include an obligation to reimburse the Director or Officer to the extent he or she has paid any such Liabilities.
          8.03. Process for Obtaining Indemnification; Payment or Reimbursement.
          (a) The process for obtaining indemnification under Section 8.02 is that the Director or Officer shall make a written request therefor to the Corporation. Within 30 days of the Corporation’s receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 8.05 and any Expenses previously paid or reimbursed under Section 8.06) unless either:
     (i) within such 30-day period, a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in conduct constituting a Breach of Duty; or
     (ii) a Disinterested Quorum cannot be obtained.
If indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in conduct constituting a Breach of Duty.
          (b) If a Disinterested Quorum determines pursuant to Section 8.03(a)(i) that the Director or Officer requesting indemnification engaged in conduct constituting a Breach of Duty or a Disinterested Quorum cannot be obtained, then (i) whether the Director’s or Officer’s conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied shall be determined under Section 8.04 and (ii) the Board or a Disinterested Quorum shall contemporaneously with such determination under Section 8.03(a)(i) or, if a Disinterested Quorum cannot be obtained, not later than the final day of the 30-day period specified in Section 8.03(a), authorize by resolution that an Authority determine, as provided in Section 8.04, whether the Director’s or Officer’s conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder. If neither the Board nor a Disinterested Quorum authorizes an Authority to determine the Director’s or Officer’s right to indemnification hereunder in accordance with Section 8.04, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in conduct constituting a Breach of Duty and the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 8.05 and any Expenses previously paid or reimbursed under Section 8.06).
          8.04. Determination by Authority of Right to Indemnification.
(a) If a request for indemnification pursuant to Section 8.03, or a request for advancement of Expenses pursuant to Section 8.05, is not paid in full by the Corporation or on its behalf within the timeframes specified therein, including as a result of a Disinterested Quorum determining pursuant to Section 8.03(a)(i) that the Director or Officer requesting indemnification engaged in conduct constituting a Breach of Duty or as a result of the fact that a Disinterested Quorum cannot be obtained, then the Director or Officer requesting indemnification or Expenses shall have the absolute right exercised in his or her sole discretion to select one of the following as an Authority to determine his or her entitlement to such indemnification or Expenses, which selection the Director or Officer shall make within the 30 days immediately following the denial of payment or the deadlines specified in Sections 8.03 or 8.05, as applicable, whichever is later:
     (i) An independent legal counsel; provided, that such counsel shall be mutually selected, within ten business days after the Director or Officer selects an independent legal counsel as the Authority, by mutual agreement of such Director or Officer, on the one hand, and by a majority vote of a Disinterested Quorum or if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board, on the other hand; provided further, that neither the Director or Officer nor the Disinterested Quorum or the Board shall unreasonably withhold his, her or its agreement to the selection of such counsel;
     (ii) A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Milwaukee, Wisconsin; provided, that (A) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators, and (B) in all other respects, such panel shall be governed by the American Arbitration Association’s then existing Commercial Arbitration Rules; or
     (iii) A court of competent jurisdiction.
          (b) In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director’s or Officer’s conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption shall be by clear and convincing evidence and shall be on the

Corporation or such other party asserting that such indemnification should not be allowed.
          (c) If the Authority is not a court of competent jurisdiction, then within 30 days of being selected, the Authority shall make its determination and submit a written opinion of its determination simultaneously to both the Corporation and the Director or Officer.
          (d) If the Authority determines that indemnification or advancement of Expenses is required hereunder, then the Corporation shall pay or reimburse the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 8.05) or the entire requested amount of Expenses, as the case may be, including interest thereon at a reasonable rate, as determined by the Authority, within 10 days of receipt of the Authority’s opinion; provided, that, in the case of a request for indemnification only, if it is determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Corporation shall be required to pay or reimburse (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.
          (e) The determination by the Authority that indemnification or advancement of Expenses is required hereunder shall be binding upon the Corporation. No prior determination by a Disinterested Quorum that the Director or Officer engaged in a Breach of Duty, or failure to make a determination, shall create a presumption that the Director or Officer engaged in a Breach of Duty. Judgment upon the determination by the Authority may be entered in any court of competent jurisdiction.
          (f) All Expenses incurred in any determination process under this Section 8.04 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority and all Expenses relating to entering a judgment in any court of competent jurisdiction, shall be paid by the Corporation, and to the extent an Authority requests the Corporation to advance a reasonable amount of Expenses of the Authority, the Corporation shall do so promptly.
          8.05. Mandatory Advancement of Expenses.
          (a) The Corporation shall pay or reimburse from time to time or at any time, within two business days after the receipt of the Director’s or Officer’s written request therefor, the reasonable Expenses incurred by or on behalf of a Director or Officer who is a Party to a Proceeding because he or she is a Director or Officer if the Director or Officer furnishes to the Corporation:
     (i) An executed written certificate affirming his or her good faith belief that he or she has not engaged in conduct which constitutes a Breach of Duty in connection with the claims, issues or matters involved in the subject Proceeding in connection with which the Expenses are incurred; and
     (ii) An unsecured executed written agreement to repay any advances made under this Section 8.05 to the extent that it is ultimately determined by an Authority (which determination, in the case of a determination by a court of competent jurisdiction, is a final adjudication from which there is no further right to appeal) that he or she is not entitled to be indemnified by the Corporation for such Expenses; provided that, for this purpose, if the Director or Officer does not make a request for indemnification pursuant to Section 8.03 within the 120 days immediately following the completion of the Proceeding to which such advances relate insofar as the Director or Officer is concerned, then a determination shall be made, pursuant to Section 8.03, whether the Director’s or Officer’s conduct constituted a Breach of Duty and, therefore, whether he or she is not entitled to be indemnified by the Corporation for such Expenses, and if Section 8.04 applies and the Director or Officer does not select an Authority pursuant to Section 8.04(a) within the 30-day period specified therein, then the Corporation may select the Authority by written notice to the Director or Officer.
For the avoidance of doubt, if the above provisions are satisfied by the furnishing of instruments that on their face comply with the requirements of this Section 8.05(a), then the Corporation shall be obligated to make the payments and reimbursements specified in this Section 8.05(a) regardless of any determination by, or belief of, the Corporation, the Board or any of the Directors questioning the contents of such instruments, including without limitation on the basis that the Director or Officer whose Expenses are to be paid or reimbursed is not acting in good faith or that he or she has engaged in conduct which constitutes a Breach of Duty.
          (b) If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 8.05, such Director or Officer shall not be required to pay interest on such amounts or to otherwise compensate the Corporation on account of the repayment.
          8.06. Witness Expenses. The Corporation shall pay all reasonable Expenses of a Director or Officer that are incurred by or on behalf of the Director or Officer during the Witness Period in connection with the Proceeding to which the Witness Period relates. Without limiting the scope of such Expenses, they shall include Expenses in preparing to testify regardless of whether any testimony actually occurs. A Director or Officer who is entitled to have the Corporation pay Expenses under the first sentence of this Section 8.06 shall make a written request therefor to the Corporation. The Corporation shall make such payment within 10 days after the receipt by the Corporation of a request by a Director or Officer (or if so requested in writing by the Director or Officer, the Corporation shall within such 10-day period reimburse the Director or Officer for a payment of Expenses made by him or her). For the avoidance of doubt, a Director or Officer shall not be obligated to repay any such Expenses in the circumstances in which Section 8.05 would require repayment.
          8.07. Right of Officer or Director to Bring Suit. If a claim for indemnification or advancement of Expenses is not paid in full by the Corporation or on its behalf within the timeframes specified in Section 8.03, 8.04, 8.05 or 8.06, as applicable, then a Director of Officer may at any time thereafter bring a Proceeding against the Corporation in a court of competent jurisdiction to recover the unpaid amount of the claim. The foregoing right shall be in addition to, and not in lieu of, any rights a Director or Officer may have pursuant to Section 8.04 or Section 180.0854 of the Statute.

          8.08. Insurance. The Corporation may purchase and maintain insurance on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article VIII.
          8.09. Severability. If a court of competent jurisdiction shall deem any provision of this Article VIII invalid or inoperative in whole or as applied to any specific circumstances, or if a court of competent jurisdiction determines that any of the provisions of this Article VIII contravene public policy in whole or as applied to any specific circumstances, this Article VIII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy, in each case as so determined, shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation’s intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Statute. Without limiting the scope of the preceding provisions of this Section 8.09, if Section 8.06 as applied to a specific circumstance is deemed invalid, inoperative or contrary to public policy, then Section 8.05 shall apply as if the definition of the term “Party” includes any Director or Officer who, because he or she is a Director or Officer, was or is a witness in a Proceeding at a time when he or she was not a named defendant or respondent or threatened to be made a named defendant or respondent in such Proceeding.
          8.10. Nonexclusively of Article VIII. The rights of a Director or Officer granted under this Article VIII shall not be deemed exclusive of any other rights to indemnification against Liabilities or advancement of Expenses to which the Director or Officer may be entitled under any written agreement, Board resolution, vote of shareholders of the Corporation or otherwise, including, without limitation, under the Statute. Nothing contained in this Article VIII shall be deemed to limit the Corporation’s obligations to indemnify against Liabilities or allow Expenses to a Director, Officer or employee under the Statute. Nothing contained in this Article VIII shall affect the Corporation’s power to pay or reimburse expenses incurred by a Director or Officer as a witness in a Proceeding to which he or she is not a Party.
          8.11. Contractual Nature of Article VIII; Repeal or Limitation of Rights. This Article VIII shall be deemed to be a contract between the Corporation and each Director and Officer of the Corporation and any repeal or other limitation of this Article VIII or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification as they existed under this Article VIII prior to such repeal or other limitations against Liabilities or advancement of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or advancement of Expenses for Proceedings commenced after such repeal or limitation to enforce this Article VIII with regard to acts, omissions or events arising prior to such repeal or limitation.

          8.12. Application of January 2010 Amendments. Notwithstanding any other provision of this Article VIII, Section 8.06 shall not apply to a Witness Period that commenced prior to the January 28, 2010 adoption of Section 8.06.
ARTICLE IX. FISCAL YEAR
          9.01. The fiscal year of the corporation shall be the calendar year.
ARTICLE X. AMENDMENTS
          10.01. By Shareholders. Except as otherwise provided in the articles of incorporation of the corporation or these Bylaws, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders at any Annual Meeting or Special Meeting at which a quorum is in attendance.
          10.02. By Directors. Except as otherwise provided in the articles of incorporation of the corporation or these Bylaws, these Bylaws may also be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; provided, however, that notice of any proposal to take any such action shall have been given to each director not less than 72 hours prior to the meeting by one of the methods set forth in Section 3.05; but no Bylaw adopted by the shareholders shall be amended, repealed or readopted by the Board of Directors unless the Bylaw so adopted so permits.
          10.03. Implied Amendments. Except as otherwise provided in the articles of incorporation of the corporation or these Bylaws, any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.